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                                                                      EXHIBIT 11

                           COHR INC. AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                   (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                                        THREE MONTHS ENDED         SIX MONTHS ENDED
                                                          SEPTEMBER 30,             SEPTEMBER 30,
                                                      ----------------------    ----------------------
                                                          1997         1996         1997         1996
                                                      -------------   ------    -------------   ------
                                                      (AS RESTATED,             (AS RESTATED,
                                                       SEE NOTE 3)               SEE NOTE 3)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCK......     $ (399)      $1,064       $ (754)      $1,995
                                                         ======       ======       ======       ======
  Weighted average number of common shares
     outstanding....................................      6,433        4,570        6,426        4,566
  Dilutive effect of stock options and warrants
     after application of treasury stock method.....                     262          266
                                                         ------       ------       ------       ------
  Number of shares used to compute income (loss) per
     share..........................................      6,433        4,832        6,426        4,832
                                                         ======       ======       ======       ======
Net Income (loss) per share.........................     $(0.06)      $ 0.22       $(0.12)      $ 0.41
                                                         ======       ======       ======       ======

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